Exhibit 32.01

August 14, 2003

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (the “Report”) of El Paso Electric Company (the “Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Gary R. Hedrick, the President and Chief Executive Officer and Terry Bassham, the Executive Vice President, Chief Financial and Administrative Officer of the Company, each certifies that, to the best of his knowledge:

1.	such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GARY R. HEDRICK
Gary R. Hedrick President and Chief Executive Officer

/s/ TERRY BASSHAM
Terry Bassham Executive Vice President, Chief Financial and Administrative Officer